UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Inhibrx Biosciences, Inc. (the “Company”) was held on June 3, 2026 at 10:00 a.m. Pacific Time online in a virtual format. Of the Company’s 14,607,286 shares of common stock issued and outstanding and entitled to vote as of the record date of April 7, 2026, a quorum of 11,541,232 shares, or approximately 79% of the outstanding shares entitled to vote, was present virtually or represented by proxy. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2026. The following actions were taken at the Annual Meeting:
Proposal 1
Election of the following nominees as Class II directors of the Company, nominated by the Company’s Board of Directors (the “Board of Directors”), each to serve until the 2029 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified, or until their respective earlier death, resignation, or removal.

	Votes For	Votes Withheld	Broker Non-Votes
Douglas G. Forsyth	7,608,469	1,463,474	2,469,289
Kimberly Manhard	9,035,097	36,846	2,469,289
Proposal 2
Ratification of the appointment by the Audit Committee of the Board of Directors of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained
11,510,478	30,347	407

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2026
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Leah Pollema
	Name:	Leah Pollema
	Title:	VP, General Counsel and Corporate Secretary